Press Release	Exhibit 99.1

Global Power Equipment Group Inc.

Announces Fourth Quarter and Fiscal 2010 Financial Results

Tulsa, Oklahoma, March 21, 2011- Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power” or the “Company”) today announced its audited financial results for the fourth quarter and year ended December 31, 2010. These results are available for review on the Company’s website at www.globalpower.com.

For the three months ended December 31, 2010, the Company reported revenues of $121.9 million and net income of $4.2 million, or $0.26 per diluted share. Revenues for the year ended December 31, 2010 were $520.1 million and net income was $40.6 million, or $2.49 per diluted share.

“Our fourth quarter 2010 financial results were once again well above normal operating profit margins and helped us to post full year results that exceeded our expectations. However, it should be noted that our full year results were materially impacted by favorable non-recurring items and we have updated our directional guidance for 2011 to reflect our current view of market conditions and outlook,” said David Keller, President and CEO of Global Power. “We are extremely pleased to have paid off our term loan balance in full during the fourth quarter and continue to see signals that support accelerating growth projections in 2012 and beyond.”

The Company generated EBITDA (earnings before interest, taxes, depreciation, and amortization) from continuing operations of $13.0 million and $55.2 million for the three months and year ended December 31, 2010, respectively. EBITDA is a non-GAAP financial measure. A reconciliation of our income to EBITDA is included in the schedules attached to this press release.

In addition, the Company’s backlog increased $3.8 million from September 30, 2010 to $349.3 million as of December 31, 2010. Backlog is not a measure defined by generally accepted accounting principles, and our methodology for determining backlog may vary from the methodology used by other companies in determining their backlog amounts. Backlog may not be indicative of future operating results and projects in our backlog may be cancelled, modified or otherwise altered by our customers.

Interest expense for the three months and year ended December 31, 2010 was $2.8 million and $7.1 million, respectively. As of December 31, 2010, the Company had unrestricted cash of $55.5 million and $25 million of unused capacity on its revolving credit facility.

The Company has posted updates to its investor presentation including 2010 financial results and directional guidance for 2011. The presentation is accessible in the Investor Relations section of our website at www.globalpower.com.

The Company will host a conference call on Tuesday, March 22, 2011 at 10:30 a.m. Central Time (11:30 a.m. Eastern Time) to discuss these results. The call can be accessed live over the telephone by dialing (877) 407-9039, or for international callers, (201) 689-8470. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the replay is 368176. The replay will be available until April 5, 2011.

About Global Power

Oklahoma-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, the Company provides on-site specialty support and outage management services for commercial nuclear reactors in the United States and maintenance services to fossil and hydroelectric power plants and other industrial operations. Through its Products Division, the Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, the Company benefits from a large installed base of equipment in domestic and international markets. Additional information about Global Power may be found at www.globalpower.com.

Company Contact:

Jennifer Gordon

ICR

(918) 274-2280

investorrelations@globalpower.com

The table below represents the operating results of the Company for the periods indicated:

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(Unaudited)
Product revenues	$32,143	$39,458	$142,683	$193,150
Service revenues	89,737	123,589	377,461	347,460

Total revenues	121,880	163,047	520,144	540,610
Cost of product revenues	22,090	39,212	98,757	150,137
Cost of service revenues	73,706	111,465	318,866	310,048

Cost of revenues	95,796	150,677	417,623	460,185

Gross profit	26,084	12,370	102,521	80,425
Selling and administrative expenses	14,153	11,852	52,872	46,664

Operating income	11,931	518	49,649	33,761
Interest expense	2,800	2,425	7,052	9,667
Reorganization expense (income)	28	735	(1,477)	1,030
Income tax expense	4,711	3,307	6,410	5,282

Income (loss) from continuing operations	4,392	(5,949)	37,664	17,782

Discontinued operations:
Income (loss) from discontinued operations, net of tax	(193)	1,729	2,971	7,369
Gain on disposal, net of tax	—	201	—	2,736

Net income (loss)	$4,199	$(4,019)	$40,635	$27,887

Basic earnings per weighted average common share:
Income (loss) from continuing operations	$0.29	$(0.39)	$2.47	$1.19
Income (loss) from discontinued operations	(0.02)	0.13	0.19	0.67

Income (loss) per common share - basic	$0.27	$(0.26)	$2.66	$1.86

Weighted average number of shares of common stock outstanding - basic	15,316,910	15,189,062	15,253,579	14,971,921

Diluted earnings per weighted average common share:
Income (loss) from continuing operations	$0.27	$(0.37)	$2.30	$1.14
Income (loss) from discontinued operations	(0.01)	0.12	0.19	0.65

Income (loss) per common share - diluted	$0.26	$(0.25)	$2.49	$1.79

Weighted average number of shares of common stock outstanding - diluted	16,451,155	15,867,188	16,340,336	15,566,242

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

SUPPLEMENTAL STATISTICAL INFORMATION

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(Unaudited)
Income from continuing operations	$4,392	$(5,949)	$37,664	$17,782
Add back:
Income tax provision	4,711	3,307	6,410	5,282
Interest expense	2,800	2,425	7,052	9,667
Depreciation and amortization	1,052	1,330	4,060	4,151

EBITDA from continuing operations (a)	$12,955	$1,113	$55,186	$36,882

(a)	EBITDA from continuing operations represents net income adjusted for income taxes, interest, depreciation and amortization and income from discontinued operations. The Company believes EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However EBITDA is not a GAAP financial measure. The Company’s calculation of EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

HIGHLIGHTS FROM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$55,474	$103,220
Restricted cash	1,019	2,018
Accounts receivable, net of allowance of $2,508 and $1,588	58,892	62,267
Inventories	5,077	4,659
Costs and estimated earnings in excess of billings	33,076	29,470
Other current assets	4,901	10,169

Total current assets	158,439	211,803

Property, plant and equipment, net	12,234	12,945
Other long-term assets	95,052	101,263

Total assets	$265,725	$326,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$40,692
Accounts payable and accrued liabilities	37,328	48,411
Billings in excess of costs and estimated earnings	11,335	31,148
Deferred revenue	—	3,006
Other current liabilities	15,892	22,344

Total current liabilities	64,555	145,601
Long-term deferred tax liability	17,748	14,768
Other long-term liabilities	4,159	3,990
Long-term debt, net of current maturities	—	24,633
Liabilities subject to compromise	207	541

Total liabilities	86,669	189,533

Stockholders’ equity	179,056	136,478

Total liabilities and stockholders’ equity	$265,725	$326,011

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

HIGHLIGHTS FROM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2010	2009
Net cash provided by operating activities	$19,675	$63,388
Net cash (used in) provided by investing activities	(681)	999
Net cash (used in) financing activities	(65,334)	(19,740)
Effect of exchange rate changes on cash	(1,406)	940

Net change in cash and cash equivalents	$(47,746)	$45,587